June 10, 1997




First Union Student Loan Trust 1997-1
c/o The First National Bank of Chicago
One First National Plaza, Suite 0126
Chicago, Illinois  60670

             Re: First Union Student Loan Trust 1997-1 Asset-Backed Securities

Ladies and Gentlemen:

     We have acted as your counsel in connection with the Registration Statement (Registration No. 333-26405) filed with the Securities and Exchange Commission (the "Commission") on May 2, 1997, as amended by Amendment No. 1 thereto filed with the Commission on June 10, 1997 (as amended, the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers the Floating Rate Class A-1 Asset-Backed Notes (the "Class A-1 Notes"), the Floating Rate Class A-2 Asset-Backed Notes (the "Class A-2 Notes" and, together with the Class A-1 Notes, the "Notes"), and the Floating Rate Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") to be sold by First Union Student Loan Trust 1997-1 (the "Trust"). The Notes will be issued pursuant to an indenture (the "Indenture") between the Trust and Bankers Trust Company, as indenture trustee (the "Indenture Trustee"). The Certificates will be issued pursuant to a trust agreement (the "Trust Agreement") to be entered into between First Union National Bank (the "Seller") and The First National Bank of Chicago, as eligible lender trustee (the "Eligible Lender Trustee").

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Seller, we have assumed that such parties had or will have the power and authority, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Seller and others. Capitalized terms used and not otherwise defined herein have the respective meanings set forth in Appendix A to the form of Indenture filed as an exhibit to the Registration Statement.

     Based on the foregoing, we are of the opinion that:

     1. Assuming that the Notes have been validly authorized and executed by the Eligible Lender Trustee on behalf of the Trust, the Notes, when authenticated by the Indenture Trustee, issued in accordance with the provisions of the Indenture, will constitute valid and binding obligations of the Trust enforceable in accordance with their terms and entitled to the benefits of the Indenture, except that enforceability thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and the discretion of the court.

     2. Assuming that the Certificates have been validly authorized and executed by the Eligible Lender Trustee on behalf of the Trust, the Certificates, when issued in accordance with the provisions of the Trust Agreement and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be validly issued, fully paid and nonassessable and the issuance of such Certificates will not be subject to any preemptive or similar rights.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                              Very truly yours,

                                              /s/ Cadwalader, Wickersham & Taft